This is a refiling of a Form 8-A12B filing made on June 1, 2001 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
                            -------------------------

             (Exact name of registrant as specified in its charter)

       Delaware                                           13-3692801
--------------------------------------------------------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

390 Greenwich Street
New York, New York                                         10013
--------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)


     If this form relates to the           If this form relates to the
     registration of a class of            registration of a class of
     securities pursuant to Section        securities pursuant to Section
     12(b) of the Exchange Act and is      12(g) of the Exchange Act and is
     effective pursuant to General         effective pursuant to General
     Instruction A. (c), please check      Instruction A. (d), please check
     the following box. [x]                the following box. [ ]If this form
                                           relates to the registration of a
                                           class of securities pursuant to
                                           Section 12(g) of the Exchange Act
                                           and is effective pursuant to
                                           General Instruction A. (d), please
                                           check the following box. [ ]



       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------

     1,985,526 Corporate-Backed Trust
     Securities (CorTS(R)) Certificates,
     with a principal amount of
     $49,638,150                               New York Stock Exchange
--------------------------------------------------------------------------------
        Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                      ----

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated May 30, 2001, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

     1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

     2. By-laws, as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

     3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

     4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

     5. Form of the Prospectus Supplement dated May 30, 2001 which was filed with the Securities and Exchange Commission on or about May 30, 2001, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

     6. Form of CorTS(R) Supplement 2001-23, dated as of May 30, 2001, which is set forth as an exhibit on Form 8-A12B filed with the Securities and Exchange Commission, for Structured Products Corp, on June 1, 2001, and is incorporated herein by reference.

                   [Balance of page left intentionally blank]

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             STRUCTURED PRODUCTS CORP.
Date:    May 31, 2001


                                             By:    /s/ Matthew R. Mayers
                                                 ---------------------------
                                                        Authorized Signatory